Giordano, Halleran & Ciesla
A Professional Corporation

Attorneys At Law

Please Respond To:
U.S. Postal Service Address:
Post Office Box 190
Middletown, New Jersey 07748

Or:

Hand Delivery and Overnight Service Address:
125 Half Mile Road, Suite 300
Red Bank, New Jersey 07701
(732) 741-3900
Fax: (732) 224-6599

www.ghclaw.com

EXHIBIT 5.1

December 24, 2008

Visual Management Systems, Inc.
1000 Industrial Way North
Suite C
Toms River, NJ 08755

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-1 (the “Registration Statement”) filed by Visual Management Systems, Inc., a Nevada corporation (the “Company”) under the Securities Act of 1933, as amended (the “Act”) with the Securities and Exchange Commission (the “Commission”) for the registration of 384,134 shares (the “Shares”) of the Company’s common stock, $.001 par value (the “Common Stock”) which are proposed to be offered and sold by certain selling stockholders.

We have examined the original, or a photostatic or certified copy, of such records and certificates of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below.  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies and the correctness of all statements of fact contained therein.

Based upon our examination mentioned above, subject to the assumptions stated and relying on statements of fact contained in the documents that we have examined, we are of the opinion that:

1.           The Shares have been duly authorized and are validly issued, fully paid and non-assessable.

Our Trenton Office:  441 East State Street, Trenton, New Jersey 08608, Phone: (609) 695-3900

Giordano, Halleran & Ciesla
      A Professional Corporation
             Attorneys At Law

Visual Management Systems, Inc.
December 22, 2008

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm appearing under the caption “Legal Matters” in the Prospectus that forms a part of the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, or the General Rules and Regulations of the Commission.

Very truly yours,

/s/ Giordano, Halleran & Ciesla
A Professional Corporation

GIORDANO, HALLERAN & CIESLA
A Professional Corporation